UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 14, 2022 (October 7, 2022)

MULLEN AUTOMOTIVE INC.

_____________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As disclosed in that certain Form 8-K, filed on September 8, 2022, on September 7, 2022 (the “Closing Date”), Mullen Automotive Inc. (the “Company”) consummated the acquisition of 544,347 shares of common stock of Bollinger Motors, Inc., a Delaware corporation (“Bollinger Motors”), pursuant to (i) that Common Stock Purchase Agreement, dated September 7, 2022 (the “Primary Purchase Agreement”), by and among Bollinger Motors, the Company and Robert Bollinger (“Bollinger”), (ii) that Common Stock Purchase Agreement, dated September 7, 2022, by and between Bollinger and the Company (the “Bollinger Purchase Agreement”), (iii) that Common Stock Purchase Agreement, dated September 7, 2022, by and between John Masters and the Company (the “Masters Purchase Agreement”), and (iv) that Common Stock Purchase Agreement, dated September 7, 2022, by and between Seaport Global Asset Management SPV LLC – Series A and the Company (the “Seaport Purchase Agreement”, and together with the Primary Purchase Agreement, Bollinger Purchase Agreement and the Masters Purchase Agreement, the “Purchase Agreements”). In connection with the entry into the Purchase Agreements, the Company, Bollinger Motors, Bollinger and Continental Stock Tranfer and Trust Company, in its capacity as escrow agent (the “Escrow Agent”), entered into a Cash Escrow Agreement, dated September 7, 2022 (the “Cash Escrow Agreement”). Additionally, the Company, Bollinger Motors, Bollinger and Continental Stock Tranfer and Trust Company, in its capacity as transfer agent (the “Transfer Agent”), entered into a Stock Reservation Agreement, dated September 7, 2022 (the “Stock Reservation Agreement”).

On October 7, 2022, the parties entered into a First Amendment to each of the Primary Purchase Agreement, the Cash Escrow Agreement and the Stock Reservation Agreement.

Pursuant to the First Amendment to the Primary Purchase Agreement, dated October 7, 2022, by and among the Company, Bollinger Motors and Bollinger (the “Amendment to the Primary Purchase Agreement”), Section 1.3(c) of the Primary Purchase Agreement was replaced, such that after the closing, the Company will pay $32,000,000 to Bollinger Motors by making the following installment payments: (a) on or before the 30th day of November, 2022 $15,500,000 will be paid to Bollinger Motors (the “First Installment Payment”); (b) on or before the fifth business day of February 2023 $5,500,000 will be paid to Bollinger Motors; (c) on or before the fifth business day of May 2023 $5,500,000 will be paid to Bollinger Motors, and (d) on or before the fifth business day of August 2023 $5,500,000 (collectively, the “Installment Payments”). On or before the 30th day of November 2022, the Company shall deposit $16,500,000 with the Escrow Agent to be held in a cash escrow account (the “Additional Escrowed Cash”). The Additional Escrowed Cash shall be payable to Bollinger Motors in accordance with Section 2.1 of the Cash Escrow Agreement, as amended. The Additional Escrowed Cash shall be used to allow the Escrow Agent to automatically pay to Bollinger Motors the Installment Payments, together with the automatic release of the Cash Escrow Agreement, as reflected on the amended Schedule 2 to the Cash Escrow Agreement.

The Amendment to the Primary Purchase Agreement also amended and restated Section 1.3(d) of the Primary Purchase Agreement such that, immediately prior to the closing, the Company shall enter into the Stock Reservation Agreement and instruct the Transfer Agent to reserve for issuance, in the name of the Bollinger Motors, shares of common stock of the the Company valued at $38,400,000 (calculated using the five (5) trading day volume weighted average price, which shall be determined for any trading day (or any trading period) via a Bloomberg Terminal) (the “Reserved Shares”). In addition, the number of Reserved Shares shall be adjusted on a quarterly basis to ensure that the value of such Reserved Shares is at all times equal to at least one hundred twenty percent (120%) of the unpaid Installment Payments.  The Reserved Shares will act as security and collateral for the Installment Payments, in each case, subject to the terms and conditions set forth in the Stock Reservation Agreement, as amended.  In the event that the Company fails to timely pay the First Installment Payment, timely deposit the Additional Escrowed Cash with the Escrow Agent, timely pay the Payment Default Amount (as defined below), or timely pay the Deposit Payment Penalty Amount (as defined below), the Company shall instruct the Transfer Agent to reserve for issuance additional Reserved Shares with a value equal to 120% of the cash value of the First Installment Payment, Additional Escrowed Cash, Payment Default Amount, or Deposit Payment Penalty Amount, as applicable.

Additionally, the Amendment to the Primary Purchase Agreement added a new Section 1.3(f), such that in the event that the Company does not timely pay the First Installment Payment in-full in accordance with Section 1.3(c) and the Cash Escrow Agreement, the Company shall pay to Bollinger Motors an additional $1,500,000 in cash as a penalty (the “Payment Default Penalty Amount”) on the 30th day of November, 2022. In the event that the Company does not timely deposit the Additional Escrowed Cash with the Escrow Agent in accordance with Section 1.3(c), the Company shall pay to Bollinger Motors an additional $1,500,000 in cash as a penalty (the “Deposit Payment Penalty Amount”) on the 30th day of November, 2022. The failure of the Company to timely pay to Bollinger Motors the First Installment Payment, timely deposit the Additional Escrowed Cash with the Escrow Agent, timely pay the Payment Default Penalty Amount, or timely pay the Deposit Payment Penalty Amount shall each be deemed to be a Missed Installment Issuance pursuant to Section 3.1 of the Stock Reservation Agreement, as amended, and Bollinger and Bollinger Motors shall in any such case be entitled to the remedies under Section 3.1 with respect to a Missed Installment Issuance (including but not limited to having the Transfer Agent issue to Bollinger Motors such number of the Reserved Shares with a value equal to the cash value of the Missed Installment Issuance). In addition, any such failure shall be deemed to be a “Mullen Default” as defined in, and in accordance with, the Amended and Restated Stockholders Agreement of Bollinger Motors, by and among the Bollinger Motors, Bollinger, the Company and the other stockholders named therein. Each of the Payment Default Penalty Amount and the Deposit Payment Penalty Amount shall bear interest at a rate of 15% per year, based on the number of elapsed days and a 365 day year, until such amounts are paid in cash in full (inclusive of all accrued interest).

Lastly, the Amendment to the Primary Purchase Agreement provides that upon confirmation that the Additional Escrowed Cash has been deposited with the Escrow Agent and the First Installment Payment has been paid in accordance with Section 1.3(c) of the Primary Purchase Agreement, as amended, and the Escrow Agreement, the Company, Bollinger and Bollinger Motors shall instruct the Transfer Agent under the Stock Reservation Agreement, as amended, to eliminate the reservation of the Reserved Shares.

Pursuant to the First Amendment to the Cash Escrow Agreement, dated October 7, 2022, by and among the Company, Bollinger Motors, Bollinger and the Escrow Agent (the “Amendment to the Cash Escrow Agreement”), Section 1.1 of the Cash Escrow Agreement was amended to provide that: (i) on or prior to the 30th day of November, 2022, the Company will be depositing with the Escrow Agent an additional amount equal to $16,500,000 (the “Installment Escrow”), and such amount shall be held in accordance with the terms of the Escrow Agreement; (ii) the term Cash Escrow Amount shall be defined to include the Installment Escrow at such time as the Installment Escrow is deposited with the Escrow Agent; and (iii) upon receipt of the Installment Escrow, the Escrow Agent is instructed to pay the Installment Payments in accordance with Section 2.1 (and Schedule 2) of the Cash Escrow Agreement, as amended.

Additionally, the Amendment to the Cash Escrow Agreement deleted the Schedule 2 originally attached to the Cash Escrow Agreement, and replaced it in its entirety with a new Schedule 2 to propery reflect the revised Installment Payments.

Pursuant to the First Amendment to the Stock Reservation Agreement, dated October 7, 2022, by and among the Company, Bollinger Motors, Bollinger and the Transfer Agent (the “Amendment to the Stock Reservation Agreement”), Section 2.4 of the Stock Reservation Agreement was amended such that, notwithstanding anything contained in the Stock Reservation Agreement to the contrary, in no event shall the number of shares of the Company’s Common Stock to be issued pursuant to the Bollinger Purchase Agreement, the Masters Purchase Agreement and the Seaport Purchase Agreement (collectively, the “Secondary Purchase Agreements”) plus the number of the Reserved Shares, as adjusted from time pursuant to Section 2.4, exceed 19.99% of the Company’s issued and outstanding common stock immediately prior to the closing of the transactions contemplated in the Primary Purchase Agreement and the Secondary Purchase Agreements (the “Share Cap”). For the avoidance of doubt, the parties agree that any adjustments required to be made to ensure compliance with the immediately preceding sentence shall be made to the number of Reserved Shares only. In addition, if an upward adjustment of the Reserved Shares pursuant to Section 2.4 is ever limited because of the Share Cap (a “Share Cap Limitation Event”), then upon such Share Cap Limitation Event, the Company shall upward adjust the Reserved Shares in accordance with Section 2.4 to the Share Cap and shall be prohibited during the remainder of the term of the Stock Reservation Agreement, as amended, from any downward adjustment pursuant to Section 2.4 (unless such downward adjustment is required to meet the Share Cap at which point such downward adjustment will only be made to the number of Reserved Shares necessary to comply with the Share Cap, such required downward adjustment, the “Share Cap Compliance Adjustment”) until all Installment Payments have been made to Bollinger Motors. If a Share Cap Limitation Event has occurred, the parties agree that, after each Installment Payment is made, review of a potential adjustment pursuant to Section 2.4 will occur with each Installment Payment and that, in accordance with the immediately previous sentence and subject to any necessary Share Cap Compliance Adjustment, only an upward adjustment to the number of Reserved Shares up to the Share Cap would be permissible.

Additionally, the Amendment to the Stock Reservation Agreement provides that the parties to the Stock Reservation Agreement acknowledge and agree that, without limiting anything contained in the such agreement (including Section 3.1 thereof) and in addition to the provisions contained therein, the failure of the the Company to timely pay the First Installment Payment, timely deposit the Additional Escrowed Cash with the Escrow Agent, timely pay the Payment Default Amount, or timely pay the Deposit Payment Penalty Amount shall each be deemed to be a Missed Installment Issuance pursuant to Section 3.1 and Bollinger and Bollinger Motors shall in any such case be entitled to the remedies thereunder with respect to a Missed Installment Issuance (including but not limited to having the Transfer Agent issue to Bollinger Motors such number of the Reserved Shares with a value equal to the cash value of the Missed Installment Issuance). Furthermore, upon confirmation that the Additional Escrowed Cash has been deposited with the Escrow Agent and the First Installment Payment has been paid in accordance with Section 1.3(c) of the Primary Purchase Agreement, as amended, the Company, Bollinger and the Bollinger Motors shall instruct the Transfer Agent under the Stock Reservation Agreement, as amended, to eliminate the reservation of the Reserved Shares.

The foregoing descriptions of the Amendment to the Primary Purchase Agreement, the Amendment to the Cash Escrow Agreement and the Amendment to the Stock Reservation Agreement are a summary of their material terms, do not purport to be complete, and are qualified in their entirety by reference thereto, copies of which are filed as Exhibits 2.1, 2.2, and 2.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
2.1	First Amendment to the Common Stock Purchase Agreement, dated as of October 7, 2022, by and among Mullen Automotive Inc., Bollinger Motors, Inc., and Robert Bollinger.
2.2	First Amendment to the Cash Escrow Agreement, dated as of October 7, 2022, by and among Mullen Automotive Inc., Bollinger Motors, Inc., Robert Bollinger and Continental Stock Transfer & Trust Company.
2.3	First Amendment to the Stock Reservation Agreement, dated as of October 7, 2022, by and among Mullen Automotive Inc., Bollinger Motors, Inc., Robert Bollinger and Continental Stock Transfer & Trust Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: October 14, 2022	By:	/s/ David Michery
David Michery
Chief Executive Officer